For additional information, contact:
Dan Urness CFO and Treasurer danu@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2015 FOURTH QUARTER AND YEAR END RESULTS

PHOENIX, May 21, 2015 – Cavco Industries, Inc. (Nasdaq: CVCO) today announced financial results for the fourth quarter and year ended March 28, 2015.
Financial highlights include the following:

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Net revenue for the fourth quarter of fiscal year 2015 totaled $141.2 million, up 7.7% from $131.2 million for the fourth quarter of fiscal year 2014. Net revenue for fiscal year 2015 was $566.7 million, an increase of 6.2% from $533.3 million for the prior fiscal year.

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Income before income taxes was $9.1 million for the 2015 fourth fiscal quarter, a $2.6 million increase over $6.5 million reported in last year's fourth fiscal quarter. For the fiscal year ended March 28, 2015, income before income taxes increased $9.5 million to $37.3 million versus $27.8 million for the prior fiscal year.

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Net income attributable to Cavco stockholders was $6.0 million for the fourth quarter of fiscal year 2015, compared to $4.2 million reported in the same quarter of the prior year. For the fiscal year ended March 28, 2015, net income attributable to Cavco stockholders was $23.8 million, compared to $16.2 million for the year ended March 29, 2014. Results for the prior fiscal year include a deduction of $2.5 million from net income attributable to redeemable noncontrolling interest, which was eliminated beginning in July 2013 in relation to the buyout of the redeemable noncontrolling interest, as previously reported.

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Net income per share attributable to Cavco stockholders for the fourth quarter of fiscal 2015, based on basic and diluted weighted average shares outstanding, was $0.67 and $0.66, respectively, versus $0.48 and $0.47, respectively for the quarter ended March 29, 2014. Net income per share attributable to Cavco stockholders for the year ended March 28, 2015, based on basic and diluted weighted average shares outstanding, was $2.69 and $2.64, respectively, versus $1.97 and $1.94, respectively, for the prior year.

Commenting on the results, Joseph Stegmayer, Chairman, President and Chief Executive Officer said, "We are pleased to report positive results for the final quarter of this fiscal year. Although the winter quarter following the holidays typically has lower sales volume compared to the rest of the year, we experienced a more consistent rate of new home orders during this quarter than the same quarter last year. We believe this is an indication of a modestly strengthening market environment in which consumer confidence levels and employment rates have been reported as improving."
"Meanwhile, we have been working to increase our overall market coverage. Cavco is beginning fiscal year 2016 with factories now producing manufactured homes for most key domestic regions, including the Midwest and certain Canadian provinces served by the recently added operations of Fairmont Homes. We have also strengthened our presence and capabilities in the park model RV industry with the purchase of Chariot Eagle in Florida. Our combined operations provide a solid platform to continue to produce homes that are responsive to ongoing developments in regional and national affordable housing markets."
Mr. Stegmayer concluded, "Cavco was recently honored as 2015’s Manufacturer of the Year by the Manufactured Housing Institute, as voted by our peers for the sixth consecutive year. We are proud to share this honor with our valued shareholders, customers, vendors and employees and look forward to the opportunities that lie ahead in 2015."

Cavco’s management will hold a conference call to review these results tomorrow, May 22, 2015, at 1:00 PM (Eastern Daylight Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes, Palm Harbor Homes, Fairmont Homes and Chariot Eagle. The Company is also a leading producer of park model RVs, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Cavco’s mortgage subsidiary, CountryPlace, is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Its insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; our ability to successfully integrate past acquisitions, including the recent acquisitions of Fairmont Homes and Chariot Eagle, and any future acquisition or attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance and insurance; a constrained consumer financing market; curtailment of available financing for retailers in the manufactured housing industry; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and declining housing demand; net losses in certain prior periods can be no assurance that we will generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and continued turmoil in the credit markets; increased costs of healthcare benefits for employees; governmental and regulatory disruption; information technology failures and data security breaches; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2014 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	March 28, 2015	March 29, 2014
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$96,597	$72,949
Restricted cash, current	9,997	7,213
Accounts receivable, net	26,994	20,766
Short-term investments	7,106	8,289
Current portion of consumer loans receivable, net	24,073	19,893
Current portion of commercial loans receivable, net	2,330	2,941
Inventories	75,334	69,729
Assets held for sale	—	1,130
Prepaid expenses and other current assets	14,460	12,623
Deferred income taxes, current	8,573	12,313
Total current assets	265,464	227,846
Restricted cash	1,081	1,188
Investments	24,813	17,165
Consumer loans receivable, net	74,085	78,391
Commercial loans receivable, net	15,751	18,367
Property, plant and equipment, net	44,712	48,227
Goodwill and other intangibles, net	76,676	78,055
Total assets	$502,582	$469,239
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,805	$15,287
Accrued liabilities	77,076	73,519
Current portion of securitized financings and other	6,590	10,187
Total current liabilities	101,471	98,993
Securitized financings and other	60,370	59,865
Deferred income taxes	20,587	19,948
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 20,000,000 shares authorized; Outstanding 8,859,199 and 8,844,824 shares, respectively	89	88
Additional paid-in capital	237,916	232,081
Retained earnings	81,645	57,828
Accumulated other comprehensive income	504	436
Total stockholders’ equity	320,154	290,433
Total liabilities and stockholders’ equity	$502,582	$469,239

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014
Net revenue	$141,248	$131,209	$566,659	$533,339
Cost of sales	110,228	102,577	440,523	413,856
Gross profit	31,020	28,632	126,136	119,483
Selling, general and administrative expenses	21,184	21,357	87,659	87,938
Income from operations	9,836	7,275	38,477	31,545
Interest expense	(1,155)	(1,174)	(4,587)	(4,845)
Other income, net	452	432	3,437	1,105
Income before income taxes	9,133	6,533	37,327	27,805
Income tax expense	(3,180)	(2,323)	(13,510)	(9,099)
Net income	5,953	4,210	23,817	18,706
Less: net income attributable to redeemable noncontrolling interest	—	—	—	2,468
Net income attributable to Cavco common stockholders	$5,953	$4,210	$23,817	$16,238

Comprehensive income:
Net income	$5,953	$4,210	$23,817	$18,706
Unrealized gain on available-for-sale securities, net of tax	102	272	68	82
Comprehensive income	6,055	4,482	23,885	18,788
Comprehensive income attributable to redeemable noncontrolling interest	—	—	—	2,392
Comprehensive income attributable to Cavco common stockholders	$6,055	$4,482	$23,885	$16,396

Net income per share attributable to Cavco common stockholders:
Basic	$0.67	$0.48	$2.69	$1.97
Diluted	$0.66	$0.47	$2.64	$1.94
Weighted average shares outstanding:
Basic	8,859,042	8,841,943	8,854,359	8,262,688
Diluted	9,020,318	9,019,603	9,015,779	8,379,024

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014
Net revenue:
Factory-built housing	$127,416	$119,548	$513,707	$485,897
Financial services	13,832	11,661	52,952	47,442
Total net revenue	$141,248	$131,209	$566,659	$533,339

Capital expenditures	$527	$594	$2,210	$2,265
Depreciation	$582	$691	$2,378	$2,620
Amortization of other intangibles	$345	$345	$1,379	$1,380

Factory-built homes sold:
by Company-owned retail sales centers	472	513	2,139	2,127
to independent retailers, builders, communities & developers	2,084	1,810	7,860	7,410
Total factory-built homes sold	2,556	2,323	9,999	9,537

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